Exhibit 99.1

April 1, 2014

Dear Fellow Stockholder:

As part of our commitment regarding the completion of the conditions necessary to close our recently announced merger with Kite Realty Group, we must replace certain of the properties we sold to Realty Income with multi-tenant retail properties. We’re pleased to announce that the first of these replacement properties, Memorial Commons, located in Goldsboro, North Carolina, closed in March.

Details regarding the purchase of the grocery-anchored Memorial Commons shopping center are as follows:

•	The center was purchased for $17.7 million.

•	The center includes 111,271 square feet and is anchored by Harris Teeter, a prominent regional grocer.

•	Other tenants include: Starbucks, US Cellular and Coldwell Banker, among others.
In March we filed our Form 10-K Annual Report for 2013 with the Securities and Exchange Commission. In the coming weeks, you will receive your copy in the mail. You can also access the report in the SEC Filings section of our website found at www.inlanddiversified.com. We hope you will take the time to review our strong financial performance in 2013.
We are also pleased to enclose your check or account statement, which includes information regarding your share of the 6% annualized distribution on a share purchase price of $10.00 paid to our stockholders for record dates in February 2014. We are proud of our sponsor’s 40+ years of integrity and Inland Diversified’s ongoing commitment not to pay any portion of your distribution out of offering proceeds.
We appreciate and thank you for your investment in Inland Diversified.
Sincerely,
INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Robert D. Parks	Barry L. Lazarus
Chairman of the Board	President and Chief Operating Officer

Enclosure
cc: Trustee
Broker Dealer
Financial Advisor

(Please see reverse side for an important disclosure.)

This letter contains forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements may be identified by terminology such as may, would, expect, intend, estimate, anticipate, plan, seek, appears, or believe. Such statements reflect the current view of Inland Diversified with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the inability to obtain stockholder approvals relating to the merger or the failure to satisfy the other conditions to completion of the merger, fluctuations in the per share price of Kite Realty’s common shares, risks related to disruption of management’s attention from the ongoing business operations due to the proposed merger, the outcome of any legal proceedings relating to the merger, risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all, market and economic challenges experienced by the U.S. economy or real estate industry as a whole, including dislocations and liquidity disruptions in the credit markets, the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, competition for real estate assets and tenants, impairment charges, the availability of cash flow from operating activities for distributions and capital expenditures, the ability to refinance maturing debt or to obtain new financing on attractive terms, future increases in interest rates, actions or failures by Inland Diversified’s joint venture partners, including development partners, factors that could affect Inland Diversified’s ability to qualify as a real estate investment trust, and other factors detailed under Risk Factors in Inland Diversified’s most recent Form 10-K and subsequent Form 10-Qs on file with the SEC.
Although Inland Diversified believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein. Except as required by federal securities laws, Inland Diversified undertakes no obligation to publicly update or revise any written or oral forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this letter. All subsequent written and oral forward-looking statements attributable to Inland Diversified or persons acting on its behalf are expressly qualified in their entirety by the applicable cautionary statements.